Exhibit 5.2

February 5, 2013

Magnum Hunter Resources Corporation

Magnum Hunter Production, Inc.

NGAS Gathering, LLC

777 Post Oak Boulevard, Suite 650

Houston, Texas  77056

Ladies and Gentlemen,

As special Kentucky counsel for Magnum Hunter Production, Inc., a Kentucky corporation (“MHP”), and NGAS Gathering, LLC, a Kentucky limited liability company (“NGAS” and, together with MHP, the “Local Guarantors”), we are rendering this opinion in connection with the preparation by Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), and certain subsidiary guarantors of the Company, including the Local Guarantors, of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 14, 2013, as amended by Amendment No. 1 to Form S-4 filed on or about the date hereof (the “Registration Statement”).  Pursuant to the Registration Statement, the Company is registering under the Securities Act of 1933, $600,000,000 aggregate principal amount of its 9.750% Senior Notes due 2020 (the “Exchange Notes”) and related guarantees in exchange for an equivalent principal amount of the Company’s outstanding 9.750% Senior Notes due 2020 (the “Outstanding Notes”) and related guarantees that are validly tendered and not validly withdrawn prior to the consummation of the exchange offer.

You have informed us that the Exchange Notes and related guarantees will be issued (and the Outstanding Notes and related guarantees were issued) pursuant to an Indenture, dated as of May 16, 2012 (the “Indenture”), among the Company, certain subsidiary guarantors of the Company from time to time party thereto, including the Local Guarantors, Wilmington Trust, National Association, as trustee (the “Trustee”), and Citibank, N.A., as paying agent, registrar and authenticating agent.  Accordingly, the Local Guarantors will each issue a guarantee with respect to the Exchange Notes (the “Guarantees”).

We have been retained solely for the purpose of rendering certain opinions pursuant to Kentucky law with respect to the Local Guarantors in connection with the preparation and filing of the Registration Statement.

I.                                        Documents Examined

In rendering the opinions set forth herein, we have examined the following documents (collectively, the “Corporate Documents”):

(a)                                 The Registration Statement;

(b)                                 The Indenture;

(c)                                  The Guarantees as evidenced by the Indenture;

(d)                                 (i) Articles of Incorporation of MHP (f/k/a Daugherty Petroleum, Inc.), as amended, certified by the Kentucky Secretary of State as of May 10, 2012; (ii) Bylaws of MHP; (iii) Resolutions of MHP, dated December 18, 2012 and May 11, 2012, all of (i), (ii) and (iii) as certified, as applicable, in those certain Secretary’s Certificates of certain subsidiary-guarantors of the Company (including the Local Guarantors) dated as of May 16, 2012 and December 18, 2012; and (iv) Certificate of Existence of MHP issued by the Kentucky Secretary of State on January 9, 2013;

(e)                                  (i) Articles of Organization of NGAS certified by the Kentucky Secretary of State as of May 10, 2012; (ii) Operating Agreement of NGAS, dated December 28, 2004, as amended on June 10, 2008; (iii) Resolutions of the Managing Member/Manager of NGAS, dated December 18, 2012 and May 11, 2012, all of (i), (ii) and (iii) as certified, as applicable, in those certain Secretary’s Certificates of certain subsidiary-guarantors of the Company (including the Local Guarantors) dated as of May 16, 2012 and December 18, 2012; and (iv) Certificate of Existence of NGAS issued by the Kentucky Secretary of State on January 9, 2013; and

(f)                                   Secretary’s Certificates of certain subsidiary-guarantors of the Company (including the Local Guarantors) dated as of May 16, 2012 and December 18, 2012.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of the Local Guarantors, certificates of public officials and officers or other appropriate representatives of the Local Guarantors, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the Corporate Documents and the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.  When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Local Guarantors.

II.                                   Opinions

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

(a)                                 MHP is a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky.  NGAS is a limited liability company validly existing and in good standing under the laws of the Commonwealth of Kentucky;

(b)                                 The Local Guarantors have the corporate or limited liability company power, as applicable, to enter into the Indenture and the Guarantees;

(c)                                  The Indenture has been duly authorized by all necessary corporate or limited liability company action, as applicable, of the Local Guarantors and executed and delivered by the Local Guarantors;

(d)                                 The Guarantees have been duly authorized by all necessary corporate or limited liability company action, as applicable, of the respective Local Guarantors.  Each Guarantee will be duly executed and delivered by the respective Local Guarantor when the Guarantee has been (i) signed by an officer of the Local Guarantor duly authorized to do so by the resolutions of the Local Guarantor’s Board of Directors or Managing Member/Manager, as applicable, and (ii) delivered to the Trustee in accordance with the Terms of the Indenture.

(e)                                  No consent, approval, authorization or other order of any governmental agency or body of the Commonwealth of Kentucky generally applicable to entities such as the Local Guarantors, or, to our knowledge, of any court of the Commonwealth of Kentucky, is required by the Local Guarantors for the execution and delivery of the respective Guarantees.

III.                              Qualifications and Limitations

In addition to the assumptions, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, qualifications, limitations and exceptions:

(a)                                 The due authorization, execution and delivery by the parties thereto of all documents examined by us (other than the due authorization of the Indenture and Guarantees by the Local Guarantors).

(b)                                 The accuracy, completeness, and genuineness of all representations and certifications made to or obtained by us, including those of public officials.

(c)                                  The accuracy and completeness of records of Local Guarantors provided to us.

(d)                                 That each of the Corporate Documents remain in full force and effect.

(e)                                  The opinions in II(a) above are based solely upon our review of the Certificates of Existence listed in I(d) and (e) above and our opinions with respect to such matters are limited accordingly.

(f)                                   No opinion is expressed regarding: (i) the laws, statutes and ordinances, administrative decisions, rules and regulations and other legal requirements of counties, towns, municipalities and political subdivisions of Kentucky; or (ii) any law or regulation concerning securities, taxation, labor, employee benefits, environmental protection, anti-trust or unfair competition.

(g)                                  We are members of the Bar of the Commonwealth of Kentucky and we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than Kentucky.

(h)                                 Where we render an opinion “to our knowledge,” it is based solely upon the actual knowledge of the attorneys who have been directly involved in preparing this opinion, and means that in the course of such preparation no facts have come to our attention that would give us actual knowledge or actual notice that the opinion is not accurate.

(i)                                     The opinions included in this letter are intended for your use in connection with your preparation and filing of the Registration Statement as described above and may be relied upon by you and by other persons permitted to do so under applicable provisions of the Securities Act of 1933.  The opinions included in this letter are not to be made available to or relied upon by any other person or entity, nor may this letter be relied upon or used by you for any other purpose, without our prior express written consent.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.  This letter is rendered as of the date hereof and we disclaim any undertaking to advise you hereafter of any facts, circumstances, events or developments hereafter occurring or coming to our attention which may alter, affect or modify the opinions expressed herein.

We do not render any opinions except as expressly set forth above. The opinion set forth herein is made as of the date hereof.

Very truly yours,

/s/ Wyatt, Tarrant & Combs, LLP

WYATT, TARRANT & COMBS, LLP